Exhibit 10.27
Execution Copy
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
RED MAN DISTRIBUTORS LLC

i

(continued)

		Page

Section 4.8	Preemptive Rights.	8

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1	Investment Representations, Warranties and Covenants of Members	9
Section 5.2	Covenant Not to Compete	10
Section 5.3	Independent Accountants	10

ARTICLE VI		10

CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

Section 6.1	Capital Accounts	10
Section 6.2	Adjustments	10
Section 6.3	Additional Capital Contributions	11
Section 6.4	Negative Capital Accounts	11

ARTICLE VII

ALLOCATIONS

Section 7.1	Book Allocations of Income and Loss	11
Section 7.2	Special Book Allocations	11
Section 7.3	Tax Allocations	12

ARTICLE VIII

DISTRIBUTIONS

Section 8.1	Distributions Generally	12
Section 8.2	Distributions In Kind	12
Section 8.3	No Withdrawal of Capital	12
Section 8.4	Withholding	12
Section 8.5	Restricted Distributions	13
Section 8.6	Tax Distributions	13

ARTICLE IX

BOOKS AND RECORDS

Section 9.1	Books, Records and Financial Statements	14

(continued)

(continued)

AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING
AGREEMENT OF
RED MAN DISTRIBUTORS LLC
     This Amended and Restated Limited Liability Company Operating Agreement of Red Man Distributors LLC (the “Company”), is dated as of September 18, 2008, between Craig Ketchum, Kevin Ketchum, Brian Ketchum and Kent Ketchum (each, a “Ketchum Member” and, collectively, the “Ketchum Members”), McJunkin Red Man Corporation, a West Virginia corporation (“MRM”), and the Company. The Ketchum Members and MRM each may be referred to individually as a “Member,” or collectively as the “Members.” Any capitalized term used herein without definition shall have the meaning set forth in Article XIV.
WITNESSETH:
          WHEREAS, on November 1, 2007 the Members entered into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with their interests in the Company (the “Original Agreement”).
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree to amend and restate the Original Agreement as follows:
ARTICLE I
FORMATION OF THE COMPANY
     Section 1.1 Formation. The Company was formed by the filing of Articles of Organization with the Secretary of the State of Oklahoma on November 1, 2007.
     Section 1.2 Company Name. The name of the Company is “Red Man Distributors LLC”. The business of the Company may be conducted under such other names as the Board may from time to time designate, provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.
     Section 1.3 The Articles, etc. Each Director is hereby authorized to execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Articles, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Oklahoma and any other jurisdiction in which the Company may own property or conduct business.
     Section 1.4 Term of Company. The term of the Company commenced on the date of the initial filing of the Articles with the Secretary of State of the State of Oklahoma. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles as provided in the Oklahoma Act.
     Section 1.5 Registered Agent and Office. The Company’s registered agent and office in the State of Oklahoma is Kevin Ketchum, 8023 E. 63rd Place, Suite 800, Tulsa, Oklahoma 74133. The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Oklahoma Act and any other applicable laws.
     Section 1.6 Principal Place of Business. The principal place of business of the Company is located at 8023 East 63rd Place, Suite 600, Tulsa, Oklahoma 74133. The location of the Company’s principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Oklahoma Act and any other applicable laws.
     Section 1.7 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
     Section 1.8 Fiscal Year. The fiscal year of the Company for financial accounting purposes shall end on December 31.
ARTICLE II
PURPOSE AND POWERS OF THE COMPANY
     Section 2.1 Purpose. The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Oklahoma Act and engaging in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.
     Section 2.2 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.1; provided that without the consent of MRM, the Company shall not have the power or authority to take any action that would result in any Member of the Company having (a) “unrelated business taxable income” (as that term is defined in Section 512(a) of the Code) or (b) income which is “effectively connected with the conduct of a trade or business within the United States” (within the meaning of the Code).
     Section 2.3 Certain Tax Matters. The Company shall not elect, and the Board shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law. The Company and the Board shall not permit the registration or listing of the Interests on an “established securities market,” as such term is used in Treasury Regulations section 1.7704-1.
ARTICLE III
MANAGEMENT
     Section 3.1 Board.
     (a) Generally. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board”) consisting of such number of natural persons (each a “Director”) as shall be established in accordance with this Section 3.1. Directors need not be Members. Subject to the provisions of this Article IV, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of the Company, and to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 2.2 of this Agreement.
     (b) Board Composition.
          (i) The Board shall be comprised of five (5) Directors.
          (ii) Subject to Section 3.1(c), (A) Ketchum Members holding greater than 50% of the number of Units held by all Ketchum Members shall have the right to designate three (3) Directors (the persons from time to time designated by the Ketchum Members in accordance with the foregoing being referred to herein as the “Ketchum Directors”), and (B) MRM shall have the right to designate two (2) Directors (the persons from time to time designated by MRM in accordance with the foregoing being referred to herein as the “MRM Directors”). As of the date hereof, (i) the Ketchum Directors shall be Craig Ketchum, Kent Ketchum, and Brian Ketchum, and (ii) the MRM Directors shall initially be Stephen W. Lake and Dee Paige.
          (iii) Each person named as a Director herein or subsequently appointed as a Director is hereby designated as a “manager” (within the meaning of the Oklahoma Act) of the Company. Except as otherwise provided herein, and notwithstanding the first sentence of Section 2019 of the Oklahoma Act, no single Director shall have the authority to bind the Company, and the Board shall have the power to act only collectively in accordance with the provisions and in the manner specified herein.
     (c) Board Vacancies; Resignation; Removal.
          (i) Subject to Section 3.1(c)(ii), each Director shall hold his office until his death or until his successor shall have been duly elected and qualified in accordance with this Section 3.1. If any Ketchum Director shall cease for any reason to serve as a Director (including for Director Cause pursuant to Section 3.1(c)(ii)), the vacancy resulting thereby shall be filled by another person designated by Ketchum Members holding greater than 50% of the number of

Units held by all Ketchum Members. If any MRM Director shall cease for any reason to serve as a Director (including for Director Cause pursuant to Section 3.1(c)(ii)), the vacancy resulting thereby shall be filled by another person designated by MRM.
          (ii) (A) The removal from the Board of any Ketchum Director shall be only at the written request of Ketchum Members holding greater than 50% of the number of Units held by all Ketchum Members, and (B) the removal from the Board of any MRM Director shall be only at the written request of MRM. Upon receipt of any such written request, the Board and the Members shall promptly take all such action necessary or desirable to cause the removal of such Director from office. Notwithstanding the foregoing, any Ketchum Director may be removed for Director Cause by MRM, and any MRM Director may be removed for Director Cause by Ketchum Members holding greater than 50% of the number of Units held by all Ketchum Members. Upon removal from the Board, such Director shall cease to be a “manager” (within the meaning of the Oklahoma Act).
     (d) Meetings of the Board. The Board shall meet at least once every quarter, at such time as determined by the Board to discuss the business of the Company. The Board may hold meetings either within or without the State of Oklahoma. The Company and the Board shall give all Directors at least two days’ prior notice of all meetings of the Board. Special meetings of the Board may be called by any Director.
     (e) Quorum and Acts of the Board. At all meetings of the Board, a quorum shall consist of all Directors. Except as set forth in Section 3.4, all actions of the Board shall require the affirmative vote of at least a majority of the votes held by all Directors (whether or not present at the meeting) and each Director shall be entitled to one vote on each matter that comes before the Board. Any action that may be taken at a meeting of the Board may also be taken by written consent of Directors holding the minimum number of the votes of Directors necessary to authorize or take such action.
     (f) Telephonic Board Meetings. The Company shall take or cause to be taken all necessary actions to allow any Director to attend telephonically any meeting of the Board or any committee thereof.
     (g) Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each Director in connection with performing his duties as a Director, including, without limitation, the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or meetings of any board of directors or other similar managing body of any Subsidiary of the Company.
     Section 3.2 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers shall bind the Company.
     Section 3.3 Officers. The Board shall appoint an individual or individuals to serve as the Company’s Chairman, Chief Executive Officer, President and Vice President(s) and may, from time to time as it deems advisable, appoint additional officers of the Company (together with the Chairman, Chief Executive Officer, President and Vice President(s), the “Officers”) and assign such officers titles (including, without limitation, Vice President, Secretary and Treasurer). Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Oklahoma General Corporation Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 3.3 may be revoked at any time by the Board. Any Officer may be removed with or without cause by the Board, except as otherwise provided in any services or employment agreement between such Officer and the Company.
     Section 3.4 Affiliate Transactions. Notwithstanding anything to the contrary in this Agreement, each of the Members shall not, and shall not permit any of their Affiliates to, directly or indirectly (or agree to or delegate any Person to), without the prior written consent of MRM and Ketchum Members holding a majority of the Common Units held by all Ketchum Members, (a) enter into any transactions (except as expressly contemplated by this Agreement or the Services Agreement) with the Company, or any Subsidiary of the Company, or (b) acquire any securities of the Company.
ARTICLE IV
MEMBERS AND INTERESTS GENERALLY
     Section 4.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the Oklahoma Act and the express terms of this Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (a) this Agreement shall expressly provide therefor, (b) such approval or consent shall be required by non-waivable provisions of the Oklahoma Act or (c) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company.
     Section 4.2 Interests Generally. As of the date hereof, the Company has one authorized class of Interests: Common Units. Subject to the terms of this Agreement, additional classes of Interests denominated in the form of Units may be authorized from time to time by the Board without obtaining the consent of any Member or class of Members. Except as otherwise provided in this Agreement, Units in a particular class may be issued from time to time, at such prices and on such terms as the Board may determine, without obtaining the consent of any Member or class of Members. The holders of Common Units will have voting rights with respect to their Common Units as provided in Section 4.3(d) and shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein. The number of Common Units of each Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.

     Section 4.3 Meetings of Members.
     (a) Meetings; Notice of Meetings. Meetings of the Members may be called by the Board or any Member from time to time. Notice of any such meeting shall be given to all Members entitled to vote at such meeting not less than two nor more than 60 days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted. Meetings shall be held at the location (within or without the State of Oklahoma) at the date and hour set forth in the notice of the meeting.
     (b) Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     (c) Quorum. Except as otherwise required by applicable law or by this Agreement, the presence in person or by proxy of the holders of record of all of the Common Units, shall constitute a quorum for the transaction of business at such meeting.
     (d) Voting. If the Board has fixed a record date, every holder of record of Common Units shall be entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members as of such date and shall be entitled to one vote for each Common Unit outstanding in such Member’s name at the close of business on such record date. If no record date has been so fixed, then every holder of record of such Common Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each such Unit outstanding in such Member’s name at the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     (e) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member’s attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, provided that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.
     (f) Organization. Each meeting of Members shall be conducted by such Person as the Board may designate.

     (g) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members holding not less than the minimum number of Common Units necessary to authorize or take such action at a meeting at which a quorum was present.
     Section 4.4 Business Transactions of a Member with the Company. A Member may lend money to, borrow money from, act as surety or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company or any of its Subsidiaries, provided that any such transaction shall require the approval of the Board.
     Section 4.5 No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any assignment for the benefit of creditors, filing of a voluntary petition in bankruptcy, seeking the appointment of a trustee, receiver or liquidator or other similar event.
     Section 4.6 Confidentiality. Without the prior written consent of the Board, except (a) to the extent required by law, rule, regulation or court order, (b) for disclosure made by a Member to any Person who is an officer, director, employee or agent of such Member or counsel to, accountants of, consultants to or other advisors for, such Member, and (c) for disclosure to the shareholders, limited partners, partners or members of a Member and their respective advisors; provided any disclosure pursuant to this clause (c) is generally consistent with the scope and nature of disclosure made by a Member to such Persons in respect of such Member’s other investments, no Member shall disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its Subsidiaries or information designated as confidential or proprietary that the Company or any of its Subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its Subsidiaries (collectively, “Confidential Information”) to any third Person unless such Confidential Information has been previously disclosed to the public by the Company or any of its Subsidiaries or is in the public domain (other than by reason of such Member’s breach of this Section 4.6).
     Section 4.7 Other Business for MRM. The Company and each of the Members agrees and acknowledges that MRM or any of its Affiliates, or any of its or their respective partners, officers, members, shareholders, subsidiaries, directors, employees, agents, consultants, or legal or other advisors may at any time possess or acquire knowledge of a potential transaction or matter which may be a Competitive Opportunity and may exploit a Competitive Opportunity or engage in, or hold interests in, one or more businesses that may compete with a business of the Company or any of its Subsidiaries. The Company and the Ketchum Members agree and acknowledge that neither the Company nor any of its Subsidiaries shall have an interest in such Competitive Opportunity, or expectation that such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that MRM and its respective Affiliates, and its and their respective partners, officers, members, shareholders, subsidiaries, directors, employees, agents, consultants, or legal or other advisors (i) shall have no duty to communicate or present such Competitive Opportunity to the Company or any of its Subsidiaries, (ii) shall have the right to hold any such Competitive Opportunity for their own account, or to recommend, assign or otherwise transfer such Competitive Opportunity to Persons other than the Company or any of its Subsidiaries and (iii) shall not be liable to the Company or any of its Subsidiaries or their respective members or shareholders by reason of the fact that they pursue or acquire such Competitive Opportunity for themselves, direct, sell, assign or otherwise transfer such Competitive Opportunity to another Person, do not communicate information regarding such Competitive Opportunity to the Company or any of its Subsidiaries, or engage in, or hold any interest in, any business that competes with any business of the Company or any of its Subsidiaries.
     Section 4.8 Preemptive Rights.
     (a) Subject to the terms and conditions of this Section 4.8, if the Company or any of its Subsidiaries proposes to issue or sell any Units or other securities of the Company or any of its Subsidiaries (“Additional Securities”) to any Person, the Company shall first offer a portion of such Additional Securities to MRM, as set forth in this Section 4.8. MRM shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.
     (b) The Company shall provide written notice (the “Participation Notice”) to MRM of the material terms of the proposed issuance of Additional Securities, including (i) its or its Subsidiaries’ bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities.
     (c) By notification to the Company within twenty (20) days after the Participation Notice is given, MRM may elect to purchase or otherwise acquire, at the price and on the terms specified in the Participation Notice, up to that portion of such Additional Securities which equals the proportion that the Units or other securities issued and held by MRM (directly or indirectly) bears to the total Units or other securities of the Company or its Subsidiaries then outstanding (the “Preemption Right”). If MRM fails to exercise its Preemption Right in whole or in part within twenty (20) days of receipt of the Participation Notice, the Additional Securities in respect of which the Preemption Right is not exercised may be offered by the Company or any of its Subsidiaries to any other Person on terms no less favorable to the Company or its Subsidiaries than those offered to MRM.
     (d) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company or any of its Subsidiaries issue or sell any Additional Securities if such issuance would cause the Company to be decertified under the certification requirements of any State or Federal minority supplier development council (or similar certifications).

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.1 Investment Representations, Warranties and Covenants of Members.
     (a) Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member is acquiring the Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof.
     (b) Securities Laws Matters. Each Member acknowledges receipt of advice from the Company that (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (ii) it is not anticipated that there will be any public market for the Interests; (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available; (iv) Rule 144 is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule and the provisions of this Agreement; (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act; (vii) restrictive legends shall be placed on any certificate representing the Interests; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.
     (c) Ability to Bear Risk. Each Member represents and warrants that (i) such Member’s financial situation is such that such Member can afford to bear the economic risk of holding the Interests for an indefinite period and (ii) such Member can afford to suffer the complete loss of such Member’s investment in the Interests.
     (d) Access to Information; Sophistication; Lack of Reliance. Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Interests and to obtain any additional information that such Member deems necessary; (ii) such Member’s knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests; and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Member represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company; (ii) such Member has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company; and (iii) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.
     (e) Accredited Investor. Each Member represents and warrants that such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.
     Section 5.2 Covenant Not to Compete. Other than the distribution of oil country tubular goods in North America, the Company shall not, anywhere in the world, directly or indirectly, engage or otherwise participate, whether as an agent, director, officer, shareholder, partner, joint venturer, investor, consultant, advisor, or otherwise, in any business in which, at the time the Company first engages or participates in such business, MRM or any of its Affiliates is then engaged.
     Section 5.3 Independent Accountants. Notwithstanding anything to the contrary in this Agreement, the Company shall not, and neither the Company nor the Board shall permit any of the Company’s Subsidiaries or Officers to, directly or indirectly (or agree to or delegate any Person to), replace the Company’s independent accountants with an accounting firm that is not a nationally-recognized independent accounting firm.
ARTICLE VI
CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS
     Section 6.1 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member. The initial balance in each Member’s Capital Account shall be set forth in Schedule A.
     Section 6.2 Adjustments. The balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by such Member’s (A) allocable share of items of income and gain (allocated in accordance with Section 7.1) and (B) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed to the Company by such Member, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member and (B) such Member’s allocable share of items of loss and deduction (allocated in accordance with Section 7.1). Each Member’s Capital Account shall be further adjusted with respect to any special allocations pursuant to Section 7.2. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and section 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     Section 6.3 Additional Capital Contributions. Except as provided in this Section 6.3, no Member shall be required to make any additional Capital Contribution to the Company in respect of the Interests then owned by such Member (including, without limitation, with respect to any amount owed by the Company pursuant to Article XI). A Member may make further Capital Contributions to the Company, but only with the written consent of the Board. The provisions of this Section 6.3 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and, to the maximum extent permitted by law, no Member shall have any duty or obligation to any creditor of the Company to make any additional Capital Contributions or to cause the Board to consent to the making of additional Capital Contributions.
     Section 6.4 Negative Capital Accounts. No Member shall be required to make up a negative balance in its Capital Account.
ARTICLE VII
ALLOCATIONS
     Section 7.1 Book Allocations of Income and Loss. Except as provided in Section 7.2, each item of income, gain, loss and deduction of the Company shall be allocated among the Capital Accounts as of the end of the applicable Accounting Period in a manner that as closely as possible gives effect to the provisions of Article VIII and the other relevant provisions of this Agreement.
     Section 7.2 Special Book Allocations.
     (a) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such adjustment, allocation or distribution causes or increases a deficit in such Member’s Capital Account (a “Deficit”), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 7.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.2(a) were not in this Agreement. This Section 7.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
     (b) Restorative Allocations. Any special allocations of items of income or gain pursuant to this Section 7.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.

     (c)  Allocation Adjustments. Notwithstanding anything to the contrary herein, the Board is authorized to allocate items of income, gain, loss and expense and to otherwise modify the distributions and allocations provisions, to reflect any admission of new Members, or distributions of property, as determined by the Board in its sole discretion.
     Section 7.3 Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts. Notwithstanding the foregoing, the Board shall have the power to make such allocations for U.S. federal, state and local income tax purposes so long as such allocations have substantial economic effect, or are otherwise in accordance with the Members’ Interests, in each case within the meaning of the Code and the Treasury Regulations. In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution.
ARTICLE VIII
DISTRIBUTIONS
     Section 8.1 Distributions Generally. In the sole discretion of the Board, the Company may from time to time distribute its available cash to the Members on a pro rata basis in proportion to the number of Common Units outstanding at the time of such distribution.
     Section 8.2 Distributions In Kind. In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Members.
     Section 8.3 No Withdrawal of Capital. Except as otherwise expressly provided in Section 12.10 or Article XII, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member’s Capital Contributions.
     Section 8.4 Withholding.
     (a) Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person’s fraud, willful misfeasance, bad faith or gross negligence) relating to such Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or as a result of such Member’s participation in the Company.

     (b) Notwithstanding any other provision of this Article VIII, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Members, to such Member’s Interest), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Interest to the extent that the Member (or any successor to such Member’s Interest) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such amount.
     (c) If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.
     Section 8.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate Sections 2030 or 2040 of the Oklahoma Act or other applicable law.
     Section 8.6 Tax Distributions. In the event that the Members are otherwise allocated taxable income from the Company, the Company may make distributions to the Members to the extent of available cash (as determined by the Board in its discretion) in an amount equal to such income multiplied by a reasonable tax rate determined by the Board; it being understood that, if the Members are allocated material taxable income without corresponding cash distributions sufficient to pay the resulting tax liabilities, it is the Company’s intention to make the tax distributions referred to herein, provided that the Board in its sole discretion shall determine whether any such tax distributions will be made. Any distributions made to a Member pursuant to this Section 8.6 shall reduce the amount otherwise distributable to such Member pursuant to the other provisions of this Agreement, so that to the maximum extent possible, the total amount of distributions received by each Member pursuant to this Agreement at any time is the same as such Member would have received if no distribution had been made pursuant to this Section 8.6. To the extent the cumulative sum of tax distributions made to a Member under this Section 8.6 has not been applied pursuant to the preceding sentence to reduce other amounts distributable to such Member, such Member shall contribute to the Company the remaining amounts necessary to give full effect to the preceding sentence on the date of the final liquidating distribution made by the Company pursuant to Section 12.2.

ARTICLE IX
BOOKS AND RECORDS
     Section 9.1 Books, Records and Financial Statements. At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, in addition to information required to be maintained under the Oklahoma Act, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Articles, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s Interest.
     Section 9.2 Filings of Returns and Other Writings; Tax Matters Partner.
     (a) The Company shall timely file all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Within ninety (90) days after the end of each taxable year (or as soon as reasonably practicable thereafter), the Company shall send to each Person that was a Member at any time during such year copies of Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.”, or any successor schedule or form, with respect to such Person, together with such additional information as may be necessary for such Person to file his, her or its United States federal income tax returns.
     (b) MRM shall be the tax matters partner of the Company, within the meaning of section 6231 of the Code (the “Tax Matters Partner”). Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Tax Matters Partner shall, in its sole discretion, determine whether to make or revoke any tax election available to the Company pursuant to the Code.
     (c) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by applicable law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.
     (d) The provisions of this Section 9.2 shall survive the termination of the Company or the termination of any Member’s Interest and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Company or the Members.
     Section 9.3 Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.
ARTICLE X
LIABILITY, EXCULPATION AND INDEMNIFICATION
     Section 10.1 Liability. Except as otherwise provided by the Oklahoma Act or other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.
     Section 10.2 Exculpation. Except as otherwise provided by the Oklahoma Act or other applicable law, no Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission of such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, provided that nothing contained herein shall limit or eliminate the liability of a Director for (i) any breach of the Director’s duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the Director derived an improper personal benefit.
     Section 10.3 Fiduciary Duty. Any duties (including fiduciary duties) of a Covered Person to the Company or to any other Covered Person that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Oklahoma Act and any other applicable law, provided that (i) the foregoing shall not eliminate the obligation of each Covered Person to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the duty of loyalty or the obligation of good faith and fair dealing. Notwithstanding anything to the contrary contained in this Agreement, each of the Members hereby acknowledges and agrees that each Director, in determining whether or not to vote in support of or against any particular decision for which the Board’s consent is required, may act in and consider the best interest of the Member or Members who designated such Director and shall not be required to act in or consider the best interests of the Company, any Subsidiary of the Company or any other Members.
     Section 10.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that

(a) no Covered Person shall be entitled to be indemnified in the case of action or failure to act by the Covered Person which constitutes willful misconduct or recklessness, and (b) nothing in this Section 10.4 shall limit or eliminate the liability of a Director for (i) for any breach of the Director’s duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the Director derived an improper personal benefit; provided, that any indemnity under this Section 10.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.
     Section 10.5 Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in this Section 10.1.
     Section 10.6 Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated.

ARTICLE XI
TRANSFERS OF INTERESTS
     Section 11.1 Restrictions on Transfers of Interests by Members. The Ketchum Members shall not Transfer any Units at any time to any Person, directly or indirectly without the prior written consent of MRM; provided that MRM shall not unreasonably withhold or delay its consent of a Permitted Transfer by any Ketchum Member. MRM shall not Transfer any Units at any time, directly or indirectly, without the prior written consent of Ketchum Members holding greater than 50% of the number of Units held by all Ketchum Members; provided that MRM may Transfer all or any part of its Units at any time to any Affiliate of MRM or in connection with a Transfer of interests or equity in PVF Holdings LLC, or any of its Subsidiaries, in each case without the prior written consent of Ketchum Members holding greater than 50% of the number of Units held by all Ketchum Members.
     Section 11.2 Overriding Provisions. Notwithstanding anything to the contrary in this Agreement:
     (a) Any Transfer in violation of this Article XI shall be null and void ab initio, and the provisions of Section 11.2(e) shall not apply to any such Transfers. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.
     (b) All Transfers permitted under this Article XI are subject to this Section 11.2 and Sections 11.3 and 11.4.
     (c) In addition to meeting all of the other requirements of this Agreement, no Transfer by a Member pursuant to the terms of this Article XI shall be effected that could result in any risk that the Company would be treated as a publicly traded partnership or otherwise be taxable as an association for U.S. federal income tax purposes.
     (d) The Company shall promptly amend Schedule A to reflect any Transfers of Interests pursuant to and permitted in accordance with this Article XI.
     (e) The Company shall, from the effective date of any permitted assignment of an Interest (or part thereof), thereafter pay all further distributions on account of such Interest (or part thereof) to the assignee of such Interest (or part thereof), provided that such assignee shall have no right or powers as a Member unless such assignee complies with Section 11.4.
     Section 11.3 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Member and his, her and its respective successors, permitted assigns, heirs and personal representatives, so long as they hold Units. Each Member shall have the right to assign all or part of its or his rights and obligations under this Agreement only to a transferee pursuant to a Transfer of Units in compliance with the terms of this Agreement. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Member which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Member shall be treated as a reference to the assignee.
     Section 11.4 Substitute Members. In the event any Member Transfers its Interest in compliance with the other provisions of this Article XI, the transferee thereof shall have the right to become a substitute Member, but only upon satisfaction of the following:
     (a) execution of such instruments as the Board deems reasonably necessary or desirable to effect such substitution; and
     (b) the parties hereto hereby agree that any person who acquires any Units from the Company on or after the date hereof shall become, prior to such acquisition, a signatory to this Agreement by executing a written instrument setting forth that the person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Member. Upon the execution of the instrument of assumption by such transferee and, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee.
     Section 11.5 Release of Liability. In the event any Member shall Transfer such Member’s entire Interest in compliance with the provisions of this Agreement, without retaining any interest therein, directly or indirectly, then the selling Member shall, to the fullest extent permitted by applicable law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer, provided, however, that no such Transfer shall relieve any Member of its obligations pursuant to Section 3.6 hereof and such obligations shall survive any termination of such Member’s membership in the Company.
     Section 11.6 MRM Call Right.
     (a) MRM shall have the right, but not the obligation, at any time after the date hereof, to purchase, for cash, in one or more transactions, all (but not less than all) of the Common Units held by the Ketchum Members (the “Equity Call Option” and such Common Units subject to the Equity Call Option, the “Call Equity Securities”) at the Equity Call Purchase Price.
     (b) If MRM desires to exercise the Equity Call Option, it shall deliver written notice thereof (a “Call Notice”) to the Ketchum Members, which notice shall set forth the number of and identify the Call Equity Securities of the Ketchum Members MRM desires to purchase, the Equity Call Purchase Price for each such Call Equity Security, and the proposed closing date of the transaction.
     (c) All sales of Call Equity Securities to MRM pursuant to this Section 11.6 shall be consummated at the offices of the Company at such time specified in the Call Notice, or at such other time and/or place as MRM may otherwise agree. The delivery of certificates, if applicable, or other instruments reasonably requested by MRM evidencing such Call Equity Securities and transfer duly endorsed for transfer shall be made on such date against payment of the purchase price for such Call Equity Securities.

ARTICLE XII
DISSOLUTION, LIQUIDATION AND TERMINATION
     Section 12.1 Dissolving Events. The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the first to occur of any of the following events:
     (a) the Board shall vote or agree in writing to dissolve the Company;
     (b) any event which under applicable law would cause the dissolution of the Company, provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.
     Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Oklahoma Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.
     Section 12.2 Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company’s assets shall be distributed in the following manner and order:
     First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);
     Second, to the payment of loans or advances that may have been made by any of the Members to the Company; and
     Third, to the Members in accordance with their respective Capital Accounts.
provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full, and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.
     Section 12.3 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Board shall use all commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 12.2, provided that if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 12.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 12.2, and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 12.2.
     Section 12.4 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Articles have been canceled, all in accordance with the Oklahoma Act.
     Section 12.5 Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.
ARTICLE XIII
MISCELLANEOUS
     Section 13.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile to the Company at the address set forth below and to any Member at the address indicated on the signature pages hereto and to any subsequent holder of Units subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier. The Company’s address is:
Two Memorial Place 8023 East 63rd Place
Suite 600
Tulsa, Oklahoma 74133
Fax: (918) 461-5375
     Section 13.2 Interpretation, Construction.

     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article or Schedule, such reference shall be to a Section, Article or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 13.3 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, including, without limitation, the Original Agreement and any other limited liability company operating agreements, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE PARTIES HERETO DO NOT MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
     Section 13.4 Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), all of which taken together shall constitute one and the same agreement.
     Section 13.5 Governing Law; Waiver of Jury Trial.
     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF OKLAHOMA WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Oklahoma located in the County of Tulsa and the Federal courts of the United States of America located in the County of Tulsa solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Oklahoma State or Federal court located in the County of Tulsa. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.5(b).
     Section 13.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Oklahoma State or Federal court located in the County of Tulsa, this being in addition to any other remedy to which such party is entitled at law or in equity.
     Section 13.7 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
     Section 13.8 Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, without limitation, (a) any documents that the Company deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its Subsidiaries conduct or plan to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

     Section 13.9 Legend. In the sole discretion of the Board, the issued and outstanding Units may be represented by certificates. Each Member and the Company shall take all such action necessary to cause any certificate representing outstanding Units owned by each Member to bear a legend containing the following words:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND SUCH LAWS.”
“IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY DATED AS OF SEPTEMBER 18, 2008 AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”
     The requirement that the above securities legend be placed upon certificates evidencing Units shall cease and terminate upon the earliest of the following events: (i) when such Units are transferred in a public offering; (ii) when such Units are transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), as such Rule may be amended (or successor provision thereto); or (iii) when such Units are transferred in any other transaction if, in each such case, the seller delivers to the Company an opinion of his, her or its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such Units without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Units as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such Units not bearing such legend.
     Section 13.10 Expenses. Each party hereto shall pay its own expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.
     Section 13.11 Amendment and Waiver. Except as otherwise expressly provided in this Agreement, any provisions of this Agreement may be amended, modified, supplemented or waived with the written approval of Ketchum Members holding greater than 50% of the number Units held by all Ketchum Members and MRM. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.
     Section 13.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     Section 13.13 No Third Party Beneficiaries. Except for Covered Persons with respect to Article XI, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
     Section 13.14 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement regardless of any investigation made by, or on behalf of, any Member.
     Section 13.15 Conflicting Agreements. Each Member represents and warrants that such Member has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and no holder of any Units shall grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.
     Section 13.16 Each Interest in the Company is a Security. It is expressly acknowledged and agreed that (a) each interest in the Company is a security governed by Article 8 of the OKUCC and the Uniform Commercial Code of any other relevant jurisdiction and (b) this Agreement establishes the terms of the interests in the Company. The issuer’s jurisdiction (within the meaning of Section 8-110 of the OKUCC) of the Company shall be the State of Oklahoma.
     Section 13.17 Additional Credit Agreement Obligations.
     (a) RMD will not create, incur or suffer to exist any Lien (other than tax Liens) upon any of its Accounts (as defined in the Uniform Commercial Code as from time to time in effect in the State of New York).
     (b) (i) Each of the Company and MRM hereby acknowledges that the Company’s Accounts owing to MRM or any of its subsidiaries (the “Intercompany Accounts”) have been pledged as collateral for MRM’s obligations under its primary revolving credit facility (the “Credit Facility”), and (ii) each of the Company and MRM hereby agrees that, upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Facility) and following notice to MRM by the collateral agent under the Credit Facility of its intent to exercise such right, the collateral agent under the Credit Facility shall be subrogated to the rights of MRM with respect to the Intercompany Accounts.
ARTICLE XIV
DEFINED TERMS
     Section 14.1 Definitions.
     “Accounting Period” means, for the first Accounting Period, the period commencing on the date hereof and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.
     “Additional Securities” has the meaning set forth in Section 4.8(a).
     “Adjustment Date” means the last day of each fiscal year of the Company or any other date determined by the Board, in its sole discretion, as appropriate for an interim closing of the Company’s books.
     “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Member.
     “Agreement” means this Amended and Restated Limited Liability Company Operating Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.
     “Articles” means the Articles of Organization of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Oklahoma pursuant to the Oklahoma Act.
     “Board” has the meaning set forth in Section 3.1.
     “Call Equity Securities” has the meaning set forth in Section 11.6(a).
     “Call Notice” has the meaning set forth in Section 11.6(b).
     “Call Period” has the meaning set forth in Section 11.6(b).
     “Capital Account” has the meaning set forth in Section 6.1.

     “Capital Contribution” means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Units” mean a class of Interests in the Company, as described in Section 4.2.
     “Company” has the meaning set forth in the Preamble.
     “Competitive Opportunity” means an investment or business opportunity or prospective economic or competitive advantage in which the Company or any of its Subsidiaries could have an interest or expectancy.
     “Confidential Information” has the meaning set forth in Section 4.6.
     “Covered Person” means a current or former Member or Director, an Affiliate of a current or former Member or Director, any officer, director, shareholder, partner, member, employee, representative or agent of a current or former Member or Director or any of their respective Affiliates, or any current or former officer, employee or agent of the Company or any of its Subsidiaries.
     “Credit Facility” has the meaning set forth in Section 13.17(b)(i).
     “Deficit” has the meaning set forth in Section 7.2(a)
     “Director” has the meaning set forth in Section 3.1(a).
     “Director Cause” means, with respect to a Director’s removal from the Board, the Director’s (i) continuing failure, for more than 10 days after the Company’s written notice to the Director thereof, to perform such duties as a Director as are reasonably requested by the Company; (ii) failure to observe material policies generally applicable to Directors unless such failure is capable of being cured and is cured within 10 days of the Director receiving written notice of such failure; (iii) failure to cooperate with any internal investigation of the Company or any of its Subsidiaries; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Subsidiaries or indictment or conviction of any felony; (v) chronic absenteeism; or (vi) abuse of alcohol or another controlled substance.
     “Equity Call Option” has the meaning set forth in Section 11.6(a).
     “Equity Call Purchase Price” means the Fair Market Value of the Call Equity Securities, determined as of date of the Call Notice by the Company.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Fair Market Value” means, as of any date,
(a) for purposes of determining the value of any property owned by, contributed to or distributed by the Company, (i) in the case of publicly traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the five trading-day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined in good faith by the Board, or
(b) for purposes of determining the value of any Member’s Interest in connection with Section 11.6 (MRM Call Right), the fair market value of such Interest as reflected in an appraisal report prepared, following delivery of a Call Notice by MRM to the Ketchum Members, by an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to the Board and MRM and assuming for the purpose of such determination that the Company is wholly owned by MRM.
     “Family Member” means, for any Ketchum Member who is an individual, a spouse, lineal ancestor, lineal descendant, legally adopted child, or brother or sister of such Ketchum Member.
     “Intercompany Accounts” has the meaning set forth in Section 13.17(b)(i).
     “Interest” means a limited liability interest in the Company, which represents the interest of each Member in and to the profits and losses of the Company and such Member’s right to receive distributions of the Company’s assets, as set forth in this Agreement.
     “Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
     “Member” means, initially, the Ketchum Members and MRM and includes any Person admitted as an additional or substitute Member of the Company pursuant to this Agreement.
     “MRM” has the meaning set forth in the recitals.
     “Officers” has the meaning set forth in Section 3.3.
     “Oklahoma Act” means the Oklahoma Limited Liability Company Act, Okla. Stat. tit. 18, §2000, et seq., as amended from time to time.
     “OKUCC” means the Uniform Commercial Code in effect in the state of Oklahoma.
     “Original Agreement” has the meaning set forth in the recitals.
     “Participation Notice” has the meaning set forth in Section 4.8(b).

     “Permitted Transfer” means any Transfer of Units by a Ketchum Member (i) if such Ketchum Member is an individual, to a Family Member of such Ketchum Member, or to a trust or other entity whose sole and exclusive beneficiaries are such Ketchum Member, and/or Family Members of such Ketchum Member, or (ii) upon the death of an individual Ketchum Member, pursuant to the terms of any trust or will of the deceased individual Ketchum Member, or by the laws of intestate succession.
     “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.
     “Preemption Right” has the meaning set forth in Section 4.8(c).
     “Rule 144” has the meaning set forth in Section 14.9.
     “Securities Act” means the Securities Act of 1933 as amended from time to time.
     “Services Agreement” means that certain Amended and Restated Services Agreement, dated as of the date hereof, between MRM and the Company.
     “Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.
     “Tax Matters Partner” has the meaning set forth in Section 9.2(b).
     “Transfer” means, as the case may be, (i) to directly or indirectly transfer, sell, assign, distribute, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, including by gift, by way of a merger (forward or reverse) or similar transaction, by operation of law or otherwise or (ii) any direct or indirect transfer, sale assignment, distribution, pledge, encumbrance, hypothecation or other disposition, either voluntarily or involuntarily, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise.
     “Treasury Regulations” means the Regulations of the Treasury Department of the United States issued pursuant to the Code.
     “Units” means any class of Interests provided for herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KETCHUM MEMBERS:
/s/ Craig Ketchum
Craig Ketchum

/s/ Kent Ketchum
Kent Ketchum

/s/ Kevin Ketchum
Kevin Ketchum

/s/ Brian Ketchum
Brian Ketchum

MRM: McJUNKIN RED MAN CORPORATION
By:	/s/ JF Underhill
	Name:	JF Underhill
	Title:	Executive VP & CFO

COMPANY: RED MAN DISTRIBUTORS LLC
By:	/s/ Craig Ketchum
	Name:	Craig Ketchum
	Title:	Chairman & CEO